UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013 (January 29, 2013)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.    Other Events.

We are filing the following information with the Securities and Exchange Commission for the purpose of updating certain aspects of our publicly disclosed description of our business, as set forth below.

Our Product Pipeline
The chart below summarizes our current product candidates and their stages of development.

Product Candidate	Phase of Development	Indication	Estimated Upcoming Milestone
HyperAcute Immunotherapy Technology
HyperAcute Pancreas algenpantucel-L	Phase 3 IMPRESS	Adjuvant to standard‑of‑care in surgically‑resected pancreatic cancer	Mid-2013: 1st interim analysis (if necessary, followed by a 2nd interim analysis 6 to 8 months later)
2013: Complete enrollment
HyperAcute Pancreas algenpantucel-L	Phase 3	Locally Advanced Pancreatic Cancer (LAPC)	Late 2014/Early 2015: Complete enrollment
HyperAcute Lung tergenpumatucel-L	Phase 2B/3	Advanced Non-Small Cell Lung Cancer (NSCLC)	Trial initiated in 2012
HyperAcute Melanoma	Phase 2: Multiple studies being planned	Advanced melanoma	2nd half 2013: Launch Phase 2B study
HyperAcute Renal	IND/Regulatory in process	Renal cell cancer	2nd half 2013: Launch Phase 1 clinical trial

IDO Pathway Inhibitor Technology
Indoximod	Phase 1B/2 (1)	2nd-line metastatic solid tumors in combination with p53 adenovirus	Mid 2013: Update data
	Phase 1B/2 (1)	2nd-line metastatic solid tumors in combination with Taxotere	Mid 2013: Update data
Provenge® Indoximod	Phase 2	Advanced prostate cancer	2014: Complete enrollment
Docetaxel Indoximod	Phase 2	Metastatic breast cancer	2013: Update enrollment plans
HyperAcute immunotherapy plus Indoximod	Phase 2B	To be determined	2nd half 2013: Disclose plan details
NLG-919 IDO Pathway Inhibitor Candidate	Phase 1	2nd line metastatic solid tumors	2nd half 2013: Launch study

(1) Co-sponsored by the National Cancer Institute

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    January 29, 2013

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer